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                                                                EXHIBIT a(1)(p)

                             AIM EQUITY FUNDS, INC.

                             ARTICLES SUPPLEMENTARY


        AIM EQUITY FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 having its principal office in the State of Maryland in Baltimore City (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: The Board of Directors of the Corporation, by resolutions duly adopted at a meeting duly called and held on December 7, 1999, has: (a) increased the aggregate number of shares of stock which the Corporation has authority to issue from Twenty-Six Billion, Seven Hundred Fifty Million (26,750,000,000) to Thirty-One Billion, Two Hundred Fifty Million (31,250,000,000) shares, and (b) classified and designated such newly authorized shares (collectively, the "Shares") as follows: Seven Hundred Fifty Million (750,000,000) shares as shares of AIM Emerging Growth Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares as shares of AIM Emerging Growth Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) shares as shares of AIM Emerging Growth Fund - Class C Shares and Two Billion, Two Hundred Fifty Million (2,250,000,000) shares as unclassified. The AIM Emerging Growth Fund - Class A Shares shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of stock as are set forth in ARTICLE FIFTH, paragraph (b) of the charter of the Corporation (the "Charter") and in any other provision of the Charter relating to the stock of the Corporation generally. The AIM Emerging Growth Fund - Class B Shares shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of stock as are set forth in ARTICLE FIFTH, paragraph (b) of the Charter, in any other provision of the Charter relating to the stock of the Corporation generally, and in paragraphs (a), (b) and (c) of ARTICLE SIXTH of the Corporation's Articles Supplementary as filed with the Maryland State Department of Assessments and Taxation on June 5, 1995. The AIM Emerging Growth Fund - Class C Shares shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of stock as are set forth in ARTICLE FIFTH, paragraph (b) of the Charter and in any other provision of the Charter relating to the stock of the Corporation generally.

        SECOND: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue Twenty-Six Billion, Seven Hundred Fifty Million (26,750,000,000) shares, $.001 par value per share, having an aggregate par value of $26,750,000, of which:




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               (a)    Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Charter Fund - Class A Shares,
                      Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Weingarten Fund - Class A Shares,
                      One Billion (1,000,000,000) shares have been classified as AIM Constellation Fund - Class A Shares,
                      Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Aggressive Growth Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Blue Chip Fund - Class A Shares,
                      Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Capital Development Fund -
                      Class A Shares,
                      Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Large Cap Growth Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Large Cap Basic Value Fund -
                      Class A Shares,
                      Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Dent Demographic Trends Fund - Class A Shares, and
                      Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Mid Cap Growth Fund - Class A Shares;

               (b) Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Charter Fund - Class B Shares,
                      Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Weingarten Fund - Class B Shares,
                      One Billion (1,000,000,000) shares have been classified as AIM Constellation Fund - Class B Shares,
                      Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Blue Chip Fund - Class B Shares,
                      Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Capital Development Fund -
                      Class B Shares,
                      Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Large Cap Growth Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as shares of AIM Aggressive Growth Fund -
                      Class B Shares,
                      Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Large Cap Basic Value Fund -
                      Class B Shares,
                      Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Dent Demographic Trends Fund -
                      Class B Shares, and
                      Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Mid Cap Growth Fund - Class B Shares;




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               (c)    Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Charter Fund - Class C Shares,
                      Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Weingarten Fund - Class C Shares,
                      Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Constellation Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Blue Chip Fund - Class C Shares,
                      Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Capital Development Fund -
                      Class C Shares,
                      Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Large Cap Growth Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as shares of AIM Aggressive Growth Fund -
                      Class C Shares,
                      Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Large Cap Basic Value Fund -
                      Class C Shares,
                      Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Dent Demographic Trends Fund -
                      Class C Shares, and
                      Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Mid Cap Growth Fund - Class C Shares;

               (d) Two Hundred Million (200,000,000) shares have been classified as AIM Charter Fund - Institutional Class Shares,
                      Two Hundred Million (200,000,000) shares have been classified as AIM Weingarten Fund - Institutional Class Shares, and
                      Two Hundred Million (200,000,000) shares have been classified as AIM Constellation Fund - Institutional Class Shares; and

               (e) Three Billion, One Hundred Fifty Million (3,150,000,000) shares were unclassified.

        THIRD: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue Thirty-One Billion, Two Hundred Fifty Million (31,250,000,000) shares, $.001 par value per share, having an aggregate par value of $31,250,000, of which:

               (a) Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Charter Fund - Class A Shares,
                      Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Weingarten Fund - Class A Shares,
                      One Billion (1,000,000,000) shares are classified as AIM Constellation Fund - Class A Shares,
                      Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Aggressive Growth Fund - Class A Shares,




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                      Seven Hundred Fifty Million (750,000,000) shares are
                      classified as AIM Blue Chip Fund - Class A Shares,
                      Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Capital Development Fund -
                      Class A Shares,
                      Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Large Cap Growth Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Large Cap Basic Value Fund -
                      Class A Shares,
                      Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Dent Demographic Trends Fund -
                      Class A Shares,
                      Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Mid Cap Growth Fund - Class A Shares, and
                      Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Emerging Growth Fund - Class A Shares;

               (b) Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Charter Fund - Class B Shares,
                      Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Weingarten Fund - Class B Shares,
                      One Billion (1,000,000,000) shares are classified as AIM Constellation Fund - Class B Shares,
                      Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Blue Chip Fund - Class B Shares,
                      Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Capital Development Fund -
                      Class B Shares,
                      Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Large Cap Growth Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Aggressive Growth Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Large Cap Basic Value Fund -
                      Class B Shares,
                      Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Dent Demographic Trends Fund
                      - Class B Shares,
                      Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Mid Cap Growth Fund - Class B Shares, and
                      Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Emerging Growth Fund - Class B Shares;

               (c) Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Charter Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Weingarten Fund - Class C Shares,




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                      Seven Hundred Fifty Million (750,000,000) shares are
                      classified as AIM Constellation Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Blue Chip Fund - Class C Shares,
                      Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Capital Development Fund -
                      Class C Shares,
                      Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Large Cap Growth Fund - Class C Shares,
                      Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Aggressive Growth Fund - Class C Shares,
                      Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Large Cap Basic Value Fund -
                      Class C Shares,
                      Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Dent Demographic Trends Fund -
                      Class C Shares,
                      Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Mid Cap Growth Fund - Class C Shares, and
                      Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Emerging Growth Fund - Class C Shares;

               (d) Two Hundred Million (200,000,000) shares are classified as AIM Charter Fund - Institutional Class Shares,
                      Two Hundred Million (200,000,000) shares are classified as AIM Weingarten Fund - Institutional Class Shares, and
                      Two Hundred Million (200,000,000) shares are classified as AIM Constellation Fund - Institutional Class Shares; and

               (e) Five Billion, Four Hundred Million (5,400,000,000) shares were unclassified.

        FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

        FIFTH: The total number of shares of capital stock that the Corporation had authority to issue immediately prior to the filing of these Articles Supplementary was increased and such additional shares were classified by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

        SIXTH: The Shares were classified by the Board of Directors of the Corporation under authority granted to it in ARTICLE FIFTH, paragraph (a) of the Charter.

        The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his or her knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.




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        IN WITNESS WHEREOF, AIM EQUITY FUNDS, INC. has caused these Articles
Supplementary to be executed in its name and on its behalf by its President and witnessed by its Assistant Secretary on December 7, 1999.


                                       AIM EQUITY FUNDS, INC.
Witness:


/s/ RENEE A. FRIEDLI                  By: /s/ ROBERT H. GRAHAM
---------------------------               --------------------------------------
Assistant Secretary                       President




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